Exhibit F

Bogotá D.C., Republic of Colombia, February 26, 2021

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 8 No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to $12,000,000,000 of its debt securities (the “Debt Securities”) and warrants to purchase Debt Securities (“Warrants”), I have reviewed the following:

(i) the Registration Statement;

(ii) the Indenture, dated as of January 28, 2015 (as supplemented from time to time, the “Indenture”), between the Republic and The Bank of New York Mellon, filed as Exhibit B to the Republic’s Registration Statement No. 333-220694;

(iv) the First Supplemental Indenture, dated September 8, 2015, between the Republic and The Bank of New York Mellon, previously filed as Exhibit E to the Annual Report on Form 18-K for the fiscal year ended December 31, 2014;

(iii) the forms of Debt Securities included as exhibits to the Indenture; and

(iv) the relevant provisions of the following laws under which the issuance of the Debt Securities has been authorized:

(a) Law 533 of 1999, Law 185 of 1995, Law 80 of 1993 and Decree 2681 of 1993 (copies and translations of which are attached as exhibits to Registration Statement No. 333-13172, and incorporated herein by reference);

(b) Law 781 of 2002 (a translation of which is attached as an exhibit to Registration Statement No. 333-109215, and incorporated herein by reference); and

(c) Law 1366 of 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2008 Annual Report on Form 18-K and incorporated herein by reference);

(d) Law 1624 of 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s 2012 Annual Report on Form 18-K and incorporated herein by reference);

(e) Law 1771 of 2015 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2014 Annual Report on Form 18-K and incorporated herein by reference); and

(f) Law 2073 of December 31, 2020 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s 2019 Annual Report on Form 18-K and incorporated herein by reference).

It is my opinion that under and with respect to the present laws of the Republic, the Debt Securities, when executed and delivered by the Republic and authenticated pursuant to the Indenture and delivered to and paid for by the purchasers as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Republic; provided, that a resolution of the Ministry of Finance and Public Credit approving the terms of each such issue of Debt Securities will be required once the terms of such issue are established; and provided, further, that relevant authorizations, for each specific issue of Debt Securities to be made by the Republic, have been obtained.

This opinion is limited to the laws of the Republic, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of the United States and the State of New York, we have, without having made any independent investigation with respect thereto, assumed the correctness of, and relied upon, the opinion of Arnold & Porter Kaye Scholer LLP, a copy of which is being filed as Exhibit G to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

I hereby consent to the filing of this opinion with the Registration Statement filed on the date hereof and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus constituting a part of the Registration Statement filed on the date hereof. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lina María Londoño González
Lina María Londoño González
Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia